FOURTH AMENDMENT to
                                 AND RESTATEMENT
                                       OF
                           K-V PHARMACEUTICAL COMPANY
                        1991 INCENTIVE STOCK OPTION PLAN


         1.       Purpose of the Plan

         The K-V Pharmaceutical Company Amended and Restated 1991 Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of K-V Pharmaceutical Company, a Delaware corporation, and its subsidiaries (the "Company"), by encouraging them to acquire shares of the $.01 par value Class B common stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing such employees' proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

         Options granted under the Plan will be intended to qualify as "incentive stock options" ("1505") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each employee granted an Option shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Option, as determined in accordance with this Plan.


         2.       Administration of Plan

         This Plan shall be administered by the Compensation and Stock Option Committee appointed by the Board of Directors of the Company (the "Committee"), to be composed of at least two (2) members of the Board of Directors of the Company. Members of the Committee shall not be eligible to receive Options under this Plan. The Committee shall have the sole power:

         (a) Subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and



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         (b) To determine all questions of policy and expediency  that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         3.       Shares Subject to the Plan

         (a) Subject to the provisions of paragraph 13 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate seven hundred fifty thousand (750,000) shares of Class A Common Stock of the Company and six hundred seventy-five thousand (675,000) shares of Class B Common Stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.

         (b) At any time that the Committee determines that there exists a public market for Class A Common Stock of the Company, it may designate that an Option to purchase shares of Class B Common Stock of the Company shall be exercisable to purchase shares of Class A Common stock of the Company instead of Class B Common Stock. Such redesignation of an Option shall not affect the purchase price under such Option or the number of shares with respect to which such Option has been granted. Notwithstanding the foregoing, no redesignation of an Option shall be effective if such redesignation constitutes a modification of such Option within the meaning of Section 424(h) of the Code.

         4.       Persons Eligible for Options

         All employees of the Company who are not members of the Committee shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Committee shall seek information, advice and recommendations from management to assist the Committee in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.

         5.       Purchase Price

         The purchase price of each share of Stock covered by each ISO ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO is granted; provided, however, if when an ISO is granted the Optionee receiving the ISO owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

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         "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is not publicly traded, the amount determined by the Committee on the date of the grant of the Option; (ii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau; (iii) if the Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or (iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of Items (i) through (iv) of this paragraph, if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

         6.       Duration of Options

         Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (as provided by contract between the Company any such person or otherwise under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to disability (or due to the death with respect to Options issued prior to the date of this amendment); (iv) the date of expiration of the Option determined by the Committee at the time the Option is granted and specified in such Option; and
(v) in any event, the tenth annual anniversary date of the granting of the Option, or, if when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth such anniversary; provided, however, that the Committee shall have the right, but not the obligation, to extend the expiry of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms (either upon issuance of the Option or at such time as the Option would otherwise terminate), notwithstanding that such Options may no longer qualify as ISOs under the Code.

         7.       Exercise of Options

         (a) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted. In the event that an Option is exercisable only in installments and the Optionee has been employed by the Company for five or more years as of the date such Option was granted, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of death or disability, if and to the extent that such acceleration would not cause a violation of the limitations contained in Section 422(b)(7) of the Code. If acceleration by reason of termination because of disability would cause a violation of the limitations contained in Section 422(b)(7) of the Code, acceleration shall occur only in amount such that such acceleration does not cause a violation of Section 422(b)(7) of the Code and the acceleration of the exercisability of any portion of the Option which would be in violation of such limitation shall be deferred until January 1 of the year following that in which termination of employment occurs. In the event termination of employment occurs by reason of death, acceleration of the exercisability of any portion of the Option shall occur only as and to the extent that such acceleration will not cause a violation of the limitations contained in Section 422(b)(7) of the Code. Notwithstanding anything to the contrary contained in this Plan, the Committee at any time may accelerate the time at which any Option granted hereunder is exercisable.

         (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934, unless the Optionee pays the Company the amount of such "short-swing profits" at the time of the exercise of the Option.

         (c) In the event that a portion of an ISO which first becomes exercisable exceeds the limitations contained in Section 422(b)(7) of the Code, the shares purchased pursuant to Options in excess of such limitation shall be deemed to be non-qualified stock options and shall be identified accordingly on the certificates representing such shares and in the stock transfer records of the Company.

         8.       Method of Exercise

         (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

         (b) In the Committee's discretion, determined at the time the Option is granted, payment of the purchase price for the shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If

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
the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares.

         9.       Nontransferability of Options

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

         10.      Continuance of Employment

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

         11.      Restrictions on Shares

         If the Company shall be advised by counsel that certain requirements under the Federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

         12.      Privilege of Stock Ownership

         No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

         13.      Adjustment

         (a) If the number of outstanding shares of Stock are Increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan

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
as provided in paragraph 3 above, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company, or (iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person in a single transaction or series of transactions, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate on the day before the consummation of the transaction; provided that the Board shall have the right, but shall not be obligated, to accelerate the time in which any Options may be exercised prior to such a termination. However, the termination of such Options shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for: (A) the continuance of the Plan and assumption of outstanding Options, or (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

         (c) Adjustments under this paragraph 13 shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         14.      Holding Period and Forfeiture of Stock

         (a) All Stock purchased pursuant to the exercise of an Option shall be held by the Company for a period of two (2) years from the date of exercise (the "Holding Period"). Notwithstanding anything contained herein to the contrary, if an Optionee leaves the employ of the Company during the Holding Period for any reason other than the retirement (under normal Company policies), death or disability of such Optionee, the Optionee's purchase of such Stock shall be voidable at the Committee's sole option and discretion. If any purchase of Stock is voided by reason of the provisions of this paragraph 14, an amount determined as provided in paragraph 14(d) shall thereupon be returned in full to the Optionee. Notwithstanding the foregoing, the Committee at any time may waive the Holding Period requirement set forth herein with respect to any outstanding options.

         (b) At any time within the Holding Period that the Committee determines that there exists a public market for Class A Common Stock of the Company, it may cancel an Optionee's Class B Common Stock of the Company then being held, and issue in lieu thereof an equivalent number of Class A Common Stock of the Company.

         (c) In the event that an Optionee incurs a financial hardship within the Holding Period, which is determined by the Committee in its sole discretion upon written application by the Optionee and after review of the facts and circumstances to be of an immediate and heavy nature, the Committee may authorize the repurchase of the Optionee's Stock by the Company at a price as determined under paragraph 14(d) and payment of the proceeds of such repurchase to the Optionee.

         (d) In the event that a purchase of Stock is voided by reason of the provisions of this paragraph 14(a) or repurchased by the Company by reason of the financial hardship of an Optionee, the amount paid to such Optionee by reason of the voided transaction or the repurchase of such Stock shall be the least of: (i) the funds paid by the Optionee in connection with the voided transaction; (ii) the value in cash of Stock used to purchase such Stock, determined as of the date of such purchase, less any amount which would have been forfeited by reason of this paragraph 14 relative to Stock used to purchase the forfeited Stock if such Stock had not been so used and the Holding Period relative to such Stock had not expired; or (iii) the Fair Market Value Per Share, as determined in accordance with the provisions of paragraph 5 hereof, on the termination date of the Optionee's employment with the Company or the date of the repurchase made pursuant to paragraph 14(b), as the case may be.

         (e) In order to facilitate the repurchase of Stock by the Company in accordance with the terms of paragraph 14(a) hereof, if an Optionee leaves the employ of the Company during the Holding Period and the Company rescinds the purchase of Stock by such Optionee, each Optionee who exercises any Option or portion thereof shall, at the time of payment thereof, as provided in paragraph 7(a) hereof, deliver to the Company a form of stock power and assignment signed by such Optionee in form and substance satisfactory to the Company, rendering the certificate representing the shares purchased negotiable to the Company. An Optionee may at any time request delivery of Stock in payment of the Purchase Price for additional Stock pursuant to paragraph 8(b) hereof notwithstanding the fact that such Stock has not been held for two (2) years from the date of exercise of the Option pursuant to which it was purchased.

         15.      Optionee's Right to Pledge

         (a) Notwithstanding the provisions of paragraph 14(a) hereof, if any Optionee who exercises an Option demonstrates to the Committee a need to obtain financing for the purchase of Stock pursuant to such exercise and indicates his good faith intention to remain in the employ of the Company during the Holding Period, the Committee, in its sole discretion, may permit delivery of any Stock purchased pursuant to the exercise of any Option to a financial institution for use by such Optionee as collateral security for the purchase of the Stock,


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
subject to any necessary or appropriate restrictions with respect thereto as may be required to comply with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange.

         (b) If Stock is delivered to an Optionee in order to facilitate a pledge described in paragraph 15(a), the Company shall have the right to cancel said Stock upon the exercise of the Company's election to void the purchase of such Stock pursuant to the provisions of paragraph 14(a). Upon the cancellation of such Stock and application by the holder thereof, the Company shall pay to the holder the amount payable for such Stock as calculated under the provisions of paragraph 14(c) hereof.

         (c) Any Stock delivered to an Optionee pursuant to the provisions of this paragraph 15 shall contain a legend stating that the Stock is subject to cancellation pursuant to the terms of this Plan and that upon cancellation the amount payable to the holder thereof shall be limited as provided in the Plan.

         16.      Delivery of Certificates

         If the Optionee remains in the employ of the Company throughout the Holding Period, or leaves the employ of the Company by reason of retirement (under normal Company policies), death or disability, the Company shall deliver to the Optionee or his personal representative (as the case may be), as soon as practicable thereafter, certificates representing the Stock purchased by the Optionee under the Option free and clear of restriction except for the restrictions which are necessary to assure compliance by the Company and the Optionee with applicable Federal and state securities laws and/or the listing requirements of any national securities exchange (the "Certificates"). If the Company fails or declines to exercise its right to void any purchase pursuant to the terms of paragraph 14 hereof, the Company shall deliver the Certificates to those Optionees as soon as practicable after the expiration of two (2) years from the date of exercise of the applicable Option. In the event an Option is exercised using Stock as consideration for the Purchase Price, the Company shall issue separate certificates for each block of shares delivered in payment of the Option Price and for the balance of shares purchased at such exercise.

         17.      Investment Purpose

         Each Option granted hereunder may be issued on the condition that any purchase of Stock pursuant to the exercise of an Option which shall not be the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without

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registration  under  the  Securities  Act of 1933,  as  amended,  and  under the applicable securities or blue sky laws of any other jurisdiction (together,  the
"Securities   Laws"),  or  the  availability  of  exemptions  from  registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such Stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

         (1) an opinion of the Optionee's counsel is received, in form and substance satisfactory to counsel for the Company, that registration under the applicable Securities Laws is not required; or

         (2)      such Stock is registered under the applicable Securities Laws;
                  or

         (3) "no action" letters are received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on the option of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registrations under the Securities Laws are not required.

         18.      Amendment and Termination of Plan

         (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as permitted under the provisions of paragraph 13 above; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) Subject to the provisions in paragraph 13 above, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

         (c) Subject to the provisions in paragraph 13 above, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

         19.      Effective Date of Plan

         The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.

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
         20.      Term of Plan

         No Option shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.


                                      -10-